UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/20/2008

STEPAN COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093
(Address of principal executive offices, including zip code)

(847)446-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 20, 2008, the Board of Directors ("Board") of Stepan Company ("Stepan") adopted the Performance Award Deferred Compensation Plan (Effective January 1, 2008) (the "Plan"). The Plan allows Participants to defer receipt of all or a portion of certain incentive compensation payments until their employment with Stepan terminates in accordance with the provisions of the Plan. Such deferral is available for such incentive compensation payments made pursuant to Stepan's 2000 Stock Option Plan, 2006 Incentive Compensation Plan or other similar and approved long-term incentive plans as allowed under the Plan. Deferred payments to a Participant may be received in a single lump sum or certain annual installments after such termination.

The descriptions of the Plan in this report are a summary of the Plan and are qualified in their entirety by the terms of the Plan. A copy of the Plan is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 21, 2008, the Board approved an amendment to the Amended and Restated Bylaws of Stepan Company ("Bylaws").

Article X of the Bylaws was amended to mandate indemnification and advancement of expenses to current and former directors and officers. Previously, the Bylaws mandated indemnification of current and former directors and officers and advancement of expenses only to current directors and officers, but allowed advancement of expenses to former directors and officers at the discretion of the Board. No other changes were made to the Bylaws. A copy of the Bylaws, as amended, is attached as Exhibit 3(ii) hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

    Exhibit Number - 10.1

    Description - Performance Award Deferred Compensation Plan (Effective January 1, 2008)

    Exhibit Number - 3(ii)

    Description - Amended and Restated By-Laws of Stepan Company (Amended as of October 21, 2008)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: October 23, 2008	By:	/s/ Kathleen O. Sherlock
Kathleen O. Sherlock
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Performance Award Deferred Compensation Plan (Effective January 1, 2008)
EX-3.(ii).	Amended and Restated By-Laws of Stepan Company (Amended as of October 21, 2008)